AGREEMENT


     For good and valuable consideration, the receipt of which is acknowledged, Alpha Capital Aktiengesellschaft and Genesis Microcap Inc. hereby agree that in connection with an aggregate investment of $1,400,000 in Notes and Warrants of Wizzard Software Corp., except for interest accrual, all other time effective clauses of the Transaction Documents shall employ February 28, 2005, as the Closing Date.


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                                           ALPHA CAPITAL AKTIENGESELLSCHAFT


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                                          GENESIS MICROCAP INC.